PRA COMPLETES ACQUISITION OF AKTIV KAPITAL
New ‘PRA Group’ of companies expected to create value for global creditors
Expands ‘Insolvency Investment Services’ with Pamplona’s IVA platform

NORFOLK, Va., July 16, 2014 – Portfolio Recovery Associates, Inc. (Nasdaq: PRAA) has completed its acquisition of Aktiv Kapital AS, a Norway-based leader in acquiring and servicing non-performing consumer debt throughout Europe and Canada. Effective today, the combined companies will be known as PRA Group, signaling to investors and global debt sellers PRA’s plans for international growth from a group of companies across countries and regions.

PRA also has completed its acquisition of Pamplona Capital Management’s Individual Voluntary Arrangements (IVA) Master Servicing Platform and other operating assets in the U.K., expanding PRA’s ability to offer comprehensive debt buying solutions to global clients across a variety of their defaulted customer accounts.

“Leading banks and other creditors in Europe and Canada see value in a well-capitalized buyer of non-performing debt with a strong brand and reputation for compliance, able to purchase substantial portfolios on a regular basis,” said Steve Fredrickson, chairman, president and chief executive officer, PRA Group. “We plan to leverage unique technology, data analytics and more than 20 years of experience in multiple countries, regions and cultures for the benefit of global banks, creditors, their customers and our shareholders.”

In Europe and Canada, customers will continue to see the familiar Aktiv Kapital name. In the U.S. and U.K., customers will still interact with Portfolio Recovery Associates. PRA will continue to provide high-value contingency collection services to its existing U.K. clients in the financial services, retail, telecom, and utility industries.

PRA has appointed Geir Olsen, chief executive officer and board member of Aktiv Kapital, as chief executive officer of PRA Group Europe, which includes all of Aktiv Kapital’s European operations and PRA’s existing operations in the U.K. His management team and staff from Aktiv Kapital Europe and PRA UK’s management team and staff will report to Olsen.

Pamplona’s Andrew Berardi has been appointed Managing Director – UK, Insolvency Investment Services, PRA Group. His team of six people from Pamplona’s U.K. IVA business also has joined PRA. IVA’s are a formal alternative for U.K. consumers to primarily avoid bankruptcy. PRA’s global Bankruptcy Services business also has been renamed Insolvency Investment Services effective today.

PRA will further discuss its acquisitions in Europe as the company exits its current quiet period upon announcing second quarter 2014 results after market close on August 5.

About PRA Group
Portfolio Recovery Associates, Inc., doing business as PRA Group, is a world leader in acquiring non-performing consumer debt. The companies of PRA Group return capital to global banks and other creditors to help expand financial services for consumers in North America and Europe. PRA Group companies collaborate with customers to create affordable, realistic debt repayment plans and provide a broad range of additional revenue and recovery services to business and government clients.

In 2013 and 2012, PRA was named one of Fortune’s 100 Fastest-Growing Companies and one of Forbes’ Top 25 Best Small Companies in America. PRA has been annually ranked on the Forbes list since 2007. PRA employs more than 4,000 people and is headquartered in Norfolk, Virginia. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein which are not historical, including PRA Group’s or its management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including, but not limited to, statements with respect to future revenue, earnings per share growth and return on equity, and statements with respect to future contributions of Aktiv Kapital; the ability of Aktiv Kapital, or of any of PRA’s subsidiaries, to contribute to earnings and future portfolio-purchase opportunities, all of which, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of PRA’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact and there can be no assurance that we will achieve our targets.  Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA.

Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including our ability to successfully  integrate the Aktiv Kapital business or fully realize the expected benefits of the acquisition of Aktiv Kapital; our ability to manage risks associated with our international operations, which risks will increase as a result of the Aktiv Kapital acquisition; our ability to realize the anticipated synergies and benefits of the Aktiv acquisition;  a prolonged economic recovery or a deterioration in the economic or inflationary environment in the United States or Europe;  changes in, or interpretations of, state or federal laws or the administrative practices of various bankruptcy courts, which may impact our ability to collect on our defaulted receivables; governmental investigations into or enforcement actions against our business practices; our ability to employ and retain qualified employees; the degree, nature, and resources of our competition; changes in interest or exchange rates;  and the risk factors and other risks that are described from time to time in PRA’s filings with the Securities and Exchange Commission including but not limited to PRA’s  annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through PRA’s website, which contain detailed discussion of PRA’s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today.  Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to  publicly update or revise its forward-looking statements contained herein to reflect any change in PRA’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Investor Contact:

Darby Schoenfeld
Director of Investor Relations
(757) 431-7913
DCSchoenfeld@PRAgroup.com

News Media Contact:

Rick Goulart
Vice President, Corporate Communications
(757) 961-3525
RickGoulart@PRAgroup.com